Exhibit 99.1

HESS MIDSTREAM PARTNERS LP

HESS MIDSTREAM PARTNERS LP REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2018

First Quarter Highlights:

•	Net income was $89.0 million. Net cash provided by operating activities was $110.5 million.
•	Adjusted EBITDA[1] was $119.3 million, of which $23.3 million was attributable to Hess Midstream Partners LP.
•	DCF[1] of Hess Midstream Partners LP was $23.2 million resulting in 1.25x DCF coverage of distributions for the period.
•

Increased quarterly cash distribution to $0.3333 per unit, an increase of 3.6% compared with the prior quarter or 15% on an annualized basis, consistent with targeted long‑term annual distribution growth per unit.

•	Executed strategic 50/50 joint venture with Targa Resources Corp. to build a new gas processing plant located south of the Missouri River near Watford City, North Dakota.
•

Compared with the prior‑year quarter, throughput volumes increased 27% for each of gas gathering, crude oil gathering and gas processing, respectively, and 70% for crude oil terminaling, driven by strong operating performance of our assets and completion of key gathering and terminaling projects during the second half of 2017.

•	Revolver remains undrawn with capacity of $300 million available to fund future growth.

HOUSTON, April 25, 2018—Hess Midstream Partners LP (NYSE: HESM) (“Hess Midstream”) today reported first quarter 2018 net income of $89.0 million compared with net income of $63.1 million for the first quarter of 2017. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $17.0 million, or $0.30 per common unit. Hess Midstream generated Adjusted EBITDA of $23.3 million and DCF of $23.2 million for the first quarter of 2018.

John Gatling, Chief Operating Officer of Hess Midstream said, “In the first quarter, we delivered another consistent distribution increase, grew our volumes organically, and announced our first strategic joint venture, while maintaining a strong balance sheet and over 1.2x distribution coverage. We are well positioned to capture Basin growth, as Hess and third parties increase drilling activity. Based on the strength of our financial results and continued execution of our capital infrastructure plan, Hess Midstream has a sustainable and clear long‑term growth trajectory.”

[1]	Adjusted EBITDA and DCF are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Unless otherwise noted herein, all results included in this release reflect the results of our predecessor for accounting purposes, for periods prior to the closing of our IPO on April 10, 2017, as well as the results of Hess Midstream Partners LP, for the periods subsequent to the closing of the IPO. We refer to certain results as “attributable to Hess Midstream Partners LP,” which excludes the noncontrolling interests in Hess Midstream’s assets retained by Hess Infrastructure Partners LP (“Hess Infrastructure Partners”).

Revenues and other income in the first quarter of 2018 were $157.0 million, including $16.6 million of shortfall fees. Revenues were up from $130.3 million in the prior-year quarter primarily attributable to higher throughput volumes and tariff rates. Total costs and expenses in the first quarter of 2018 were $67.7 million, slightly up from $67.2 million in the prior‑year quarter. Net income for the first quarter of 2018 was $89.0 million and net cash provided by operating activities was $110.5 million.

Adjusted EBITDA was $119.3 million, of which $23.3 million is attributable to Hess Midstream. DCF of $23.2 million resulted in a 1.25x DCF coverage ratio relative to distributions.

At the end of the first quarter 2018, Hess Midstream’s $300.0 million revolving credit facility remained undrawn and available to fund organic growth projects or acquisitions from Hess Corporation, Hess Infrastructure Partners or third parties.

Operational Highlights

Hess Midstream continued to demonstrate organic growth resulting from the execution of key infrastructure projects. First quarter 2018 throughput volumes increased 27% for each of gas gathering, crude oil gathering and gas processing, respectively, and 70% for crude terminaling, compared to the prior‑year quarter, driven by strong operating performance of our assets, including the Hawkeye Gas Facility, the Tioga Gas Plant and the Johnson’s Corner Header System. First quarter 2018 gas processing volumes were modestly impacted by weather related disruptions. We continued a safe ramp up of the Hawkeye Oil Facility, which commenced operations in the fourth quarter of 2017. Furthermore, as previously announced, in the first quarter of 2018, Hess Midstream executed a strategic 50/50 joint venture with Targa Resources Corp. to build a new 200 MMcf/d gas processing plant, Little Missouri 4 (“LM4”), located south of the Missouri River near Watford City, North Dakota. Construction activities are underway and expected to be completed by the end of 2018 providing Hess Midstream an additional 100 MMcf/d of processing capacity and export optionality north and south of the Missouri River and beginning to ramp up in 2019.

Capital Expenditures

Gross capital expenditures for the first quarter of 2018 totaled $60.9 million, including $35.4 million of expansion capital expenditures, $24.3 million of equity investments associated with the LM4 gas processing plant, and $1.2 million of maintenance capital expenditures. Capital expenditures in the prior-year quarter were $27.0 million, including $25.3 million expansion capital expenditures and $1.7 million of maintenance capital expenditures. The increase in expansion capital expenditures was primarily attributable to engineering and procurement work related to our planned gas compression expansion projects and key system build outs, including connecting wells to our expanding gathering system. Net capital expenditures attributable to Hess Midstream Partners LP in the first quarter of 2018 totaled $12.2 million, including $7.1 million expansion capital expenditures, $4.9 million of equity investments associated with the LM4 gas processing plant, and $0.2 million of maintenance capital expenditures. Under the contribution agreement we entered into with Hess Infrastructure Partners in connection with the IPO, Hess Infrastructure Partners reimbursed the full cost of maintenance capital expenditures incurred during the first quarter of 2018.

Quarterly Cash Distributions

On April 24, 2018, our general partner’s board of directors declared a cash distribution of $0.3333 per unit for the first quarter of 2018, an increase of 3.6% over the distribution for the fourth quarter of 2017. The distribution is expected to be paid on May 14, 2018 to unitholders of record as of the close of business on May 4, 2018.

Hess Midstream is targeting long‑term 15% annual distribution growth per unit with at least a 1.1x distribution coverage ratio.

Guidance

Hess Midstream reaffirms its previously announced guidance for full year 2018 as follows:

Year Ending
December 31, 2018
(Unaudited)
Financials (millions)
Net income	$335 - 360
Consolidated Adjusted EBITDA	$460 - 485
Adjusted EBITDA attributable to Hess Midstream Partners LP	$90 - 95
DCF of Hess Midstream Partners LP	$87 - 92
Expansion capital, net to Hess Midstream Partners LP	$64
Maintenance capital, net to Hess Midstream Partners LP	$2

Year Ending
December 31, 2018
(Unaudited)
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	240 - 250
Crude oil gathering - bopd	75 - 85
Gas processing - Mcf of natural gas per day	225 - 235
Crude terminals - bopd	85 - 95

Investor Webcast

Hess Midstream will review first quarter financial and operating results and other matters on a webcast today at 12:30 p.m. Eastern Standard Time. The live audio webcast is accessible on the Investor page of our website www.hessmidstream.com. Conference call numbers for participation are 866-395-9624, or 213-660-0871 for international callers. The passcode number is 3648367. A replay of the conference call will be available at the same location following the event.

2017 Annual Report

Our Annual Report on Form 10‑K for the fiscal year ended December 31, 2017 was filed with the Securities and Exchange Commission on March 13, 2018. The report is available on our website at www.hessmidstream.com. Unitholders may request printed copies of the report, which contains our complete audited financial statements, free of charge, by writing to: Hess Midstream Partners LP, 1501 McKinney Street, Houston, TX 77010. Attention: Investor Relations.

About Hess Midstream

Hess Midstream Partners LP is a fee‑based, growth oriented traditional master limited partnership that was formed to own, operate, develop and acquire a diverse set of midstream assets to provide services to Hess Corporation and third‑party customers. Hess Midstream’s assets are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non‑GAAP measures to facilitate comparisons of past performance and future periods. Hess Midstream has used two non‑GAAP financial measures in this earnings release. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) plus net interest expense, income tax expense and depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as other income and other non‑cash, non‑recurring items, if applicable. We define Adjusted EBITDA attributable to Hess Midstream Partners LP as Adjusted EBITDA less Adjusted EBITDA attributable to Hess Infrastructure Partners’ retained interests in our join interest assets. “Distributable Cash Flow” (“DCF”) is defined as Adjusted EBITDA attributable to Hess Midstream Partners LP less cash paid for interest and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our unitholders. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of both reported net income attributable to Hess Midstream Partners LP (GAAP) to Adjusted EBITDA and net cash provided by operating activities (GAAP) to Distributable Cash Flow, are provided below.

	First Quarter
	(unaudited)
	2018		2017
			Predecessor
(in millions, except ratio and per-unit data)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income:
Net income	$89.0		$63.1
Plus:
Depreciation expense	30.0		26.8
Interest expense, net	0.3		-
Adjusted EBITDA	119.3		$89.9
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	96.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$23.3
Less:
Cash interest paid, net	0.1
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$23.2

Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net cash provided by operating activities:
Net cash provided by operating activities	$110.5
Changes in assets and liabilities	8.9
Amortization of deferred financing costs	(0.3)
Unit-based compensation	(0.1)
Interest expense, net	0.3
Adjusted EBITDA	$119.3
Less:
Adjusted EBITDA attributable to noncontrolling interest(a)	96.0
Adjusted EBITDA attributable to Hess Midstream Partners LP	$23.3
Less:
Cash interest paid, net	0.1
Maintenance capital expenditures(b)	-
Distributable cash flow attributable to Hess Midstream Partners LP	$23.2
Distributed cash flow	18.6
Distribution coverage ratio	1.25	x
Distribution per unit	$0.3333
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

(b)

Under our contribution agreement with Hess Infrastructure Partners, Hess Infrastructure Partners agreed to bear the full cost we incurred for maintenance capital expenditures during the periods presented.

Guidance
Year Ending
December 31, 2018
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA attributable to Hess Midstream Partners LP and Distributable Cash Flow attributable to Hess Midstream Partners LP to net income (loss):
Net income (loss)	$335 - 360
Plus:
Depreciation expense	123
Interest expense	2
Adjusted EBITDA	460 - 485
Less: Adjusted EBITDA attributable to noncontrolling interest(a)	370 - 390
Adjusted EBITDA attributable to Hess Midstream Partners LP	90 - 95
Less:
Cash interest paid, net	1
Maintenance capital expenditures	2
Distributable cash flow attributable to Hess Midstream Partners LP	$87 - 92
(a)

Reflects Hess Infrastructure Partners’ 80% noncontrolling economic interest in the net income of Hess North Dakota Pipelines Operations LP, Hess TGP Operations LP and Hess North Dakota Export Logistics LP.

Forward‑looking Statements

This press release may include forward‑looking statements within the meaning of the federal securities laws. Generally, the words “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “believe,” “intend,” “project,” “plan,” “predict,” “will” and similar expressions identify forward‑looking statements, which generally are not historical in nature. Forward‑looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results and current projections or expectations. When considering these forward‑looking statements, you should keep in mind the risk factors and other cautionary statements in the Hess Midstream’s annual report on Form 10-K for the year ended December 31, 2017, and in other reports we file with the Securities and Exchange Commission. Hess Midstream undertakes no obligation and does not intend to update these forward‑looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward‑looking statements, which speak only as of the date of this press release.

For Hess Midstream Partners LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Robert Young

(346) 319-8783

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

Factors Affecting Comparability

The following tables present revenues, expenses and net income of Hess Midstream Partners LP for the three‑month periods ended March 31, 2018 and December 31, 2017. The unaudited combined financial results of Hess Midstream Partners LP Predecessor, our predecessor for accounting purposes, are presented for periods prior to the closing of our IPO on April 10, 2017. Differences in revenues and expenses for periods prior to and after the IPO are detailed in the "Factors Affecting Comparability of Financial Information" in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of the annual report on Form 10‑K for the year ended December 31, 2017.

	First	First	Fourth
	Quarter	Quarter	Quarter
	2018	2017	2017
		Predecessor
Statement of operations
Revenues
Affiliate services	$156.8	$130.3	$150.3
Other income	0.2	-	0.2
Total revenues	157.0	130.3	150.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	34.6	38.9	41.1
Depreciation expense	30.0	26.8	29.3
General and administrative expenses	3.1	1.5	2.5
Total costs and expenses	67.7	67.2	72.9
Income from operations	89.3	63.1	77.6
Interest expense, net	0.3	-	0.5
Net income	$89.0	$63.1	$77.1
Less: Net income attributable to noncontrolling interest	72.0		62.3
Net income attributable to Hess Midstream Partners LP	17.0		14.8
Less: General partner interest in net income attributable to Hess Midstream Partners LP	0.3		0.3
Limited partners' interest in net income attributable to Hess Midstream Partners LP	$16.7		$14.5
Net income per limited partner unit (basic and diluted):
Common	$0.30		$0.26
Subordinated	$0.30		$0.26
Weighted average limited partner units outstanding (basic and diluted)
Common	27.3		27.3
Subordinated	27.3		27.3

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	First Quarter 2018
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$78.5	$58.3	$20.0	$-	$156.8
Other income	-	-	0.2	-	0.2
Total revenues	78.5	58.3	20.2	-	157.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	13.2	13.3	8.1	-	34.6
Depreciation expense	15.2	10.9	3.9	-	30.0
General and administrative expenses	0.9	0.9	0.1	1.2	3.1
Total costs and expenses	29.3	25.1	12.1	1.2	67.7
Income (loss) from operations	49.2	33.2	8.1	(1.2)	89.3
Interest expense, net	-	-	-	0.3	0.3
Net income (loss)	49.2	33.2	8.1	(1.5)	89.0
Less: Net income (loss) attributable to noncontrolling interest	39.2	26.2	6.6	-	72.0
Net income (loss) attributable to Hess Midstream Partners LP	$10.0	$7.0	$1.5	$(1.5)	$17.0

	First Quarter 2017
	Predecessor
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate	$60.2	$53.2	$16.9	$-	$130.3
Total revenues	60.2	53.2	16.9	-	130.3
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	14.9	13.5	10.5	-	38.9
Depreciation expense	12.3	10.9	3.6	-	26.8
General and administrative expenses	1.0	0.3	0.2	-	1.5
Total costs and expenses	28.2	24.7	14.3	-	67.2
Net income (loss)	$32.0	$28.5	$2.6	$-	$63.1

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS, EXCEPT PER-UNIT DATA)

	Fourth Quarter 2017
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$72.8	$59.9	$17.6	$-	$150.3
Other income	-	-	-	0.2	0.2
Total revenues	72.8	59.9	17.6	0.2	150.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	17.6	15.7	7.8	-	41.1
Depreciation expense	14.5	10.9	3.9	-	29.3
General and administrative expenses	1.2	0.4	0.2	0.7	2.5
Total costs and expenses	33.3	27.0	11.9	0.7	72.9
Income (loss) from operations	39.5	32.9	5.7	(0.5)	77.6
Interest expense	-	-	-	0.5	0.5
Net income (loss)	39.5	32.9	5.7	(1.0)	77.1
Less: Net income (loss) attributable to noncontrolling interest	31.4	26.2	4.7	-	62.3
Net income (loss) attributable to Hess Midstream Partners LP	$8.1	$6.7	$1.0	$(1.0)	$14.8

HESS MIDSTREAM PARTNERS LP AND PREDECESSOR

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2018	2017	2017
		Predecessor
Throughput volumes (thousands)
Gas gathering - Mcf of natural gas per day	233	183	230
Crude oil gathering - bopd	80	63	69
Gas processing - Mcf of natural gas per day	214	169	219
Crude terminals - bopd	92	54	85
NGL loading - blpd	11	11	11